UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2011
PLEXUS CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-14423	39-1344447

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Plexus Way, Neenah, Wisconsin	54956

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(920) 722-3451
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 21, 2011, Plexus Corp. (the “Company”) entered into a Note Purchase Agreement with certain institutional investors (the “Agreement”) pursuant to which, subject to specified conditions, it will issue $175,000,000 in principal amount of 5.20% Senior Notes, due on June 15, 2018 (the “Notes”), in a private placement. The Company issued $100,000,000 in principal amount of these Notes on April 21, 2011, and it will issue the remaining $75,000,000 in principal amount on June 15, 2011.
     The Agreement includes operational and financial covenants with which the Company is required to comply, including, among others, maintenance of certain financial ratios (e.g., a total leverage ratio of not more than 3.25 to 1, and a minimum interest coverage ratio of not less than 3.25 to 1) and restrictions on additional indebtedness, liens and dispositions. Events of defaults under the Agreement include failure to comply with these covenants, as well as bankruptcy and other insolvency events. If an event of default occurs and is continuing, pursuant to the Agreement, a majority of the holders of the Notes have the right to accelerate and require the Company to repay all the outstanding Notes; in circumstances involving the insolvency or bankruptcy of the Company, such acceleration would be automatic. The Notes may be prepaid by the Company in whole or in part at any time.
     The Notes are unsecured and rank at least equally and ratably in point of priority and security with the other unsecured and unsubordinated financing facilities of the Company. Interest on the Notes will be paid semiannually. Net proceeds from the issuance of the Notes will be used for general corporate purposes, including share repurchases, as previously announced.
     In connection with the Agreement, certain of the Company’s subsidiaries entered into a Guaranty Agreement, pursuant to which such subsidiaries agreed to guarantee the payment by the Company of all amounts due with respect to the Notes as well as the performance by the Company of its obligations under the Agreement.
     The foregoing description of the Agreement and related documents contained herein is only a summary and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Note Purchase Agreement, dated as of April 21, 2011, between Plexus Corp. and the Purchasers named therein relating to $175,000,000 5.20% Senior Notes, due June 15, 2018
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2011	PLEXUS CORP. (Registrant)
	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

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